WAIVER AND AMENDMENT NO. 6 TO CREDIT AGREEMENT

     This Waiver and Amendment No. 6 to Credit Agreement ("Amendment No. 6") dated as of September 20, 1996 is made by and among SPX Corporation, a Delaware corporation (the "Borrower"), each of the Lenders and The First National Bank of Chicago, individually and as agent for the Lenders.

                            R E C I T A L S

           A. The parties hereto are party to a certain Credit Agreement dated as of March 24, 1994 (as heretofore amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

           B. The parties hereto desire to enter into this Amendment No. 6 in order to (a) amend Section 2.7 and Section 6.32 of the Credit Agreement to make certain changes as more fully described hereinafter and (b) waive currently existing Unmatured Defaults under the Credit Agreement more fully described hereinafter.

           NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the Agent, the Lenders and the Borrower agree as follows:

           1.    Amendments.

           1.1 Amendment of Section 2.7. Section 2.7 of the Credit Agreement shall be amended by deleting clause (c)(ii) in its entirety and inserting the following in lieu thereof:

      "(ii) in an amount equal to 100% of the aggregate Net Available Proceeds in excess of $1,000,000 realized upon all Asset Dispositions in any fiscal year of the Borrower (other than any sale or disposition of SPX Credit, the Sealed Power Division and the Hy-Lift Division), such reduction to be effective concurrently with the receipt thereof by the Borrower or any Subsidiary; and".

           1.2 Amendment of Section 6.32. Section 6.32 of the Credit Agreement is deleted in its entirety and the following is added in substitution therefor:

      " 6.32. Subordinated Debt Documents. The Borrower will not make any amendment or modification of any Subordinated Debt Documents, nor shall the Borrower, on or after March 4, 1996, directly or indirectly voluntarily repay, defease, or in substance defease, purchase, redeem, retire, or otherwise acquire any of the Indebtedness evidenced by the Subordinated Notes in an aggregate amount exceeding $50,000,000; provided, however, that upon the consummation of the contemplated sale and disposition of the assets of (i) Hy-Lift Division to W.A. Thomas Company and (ii) Sealed Power Division to Dana Corporation for cash consideration not less than $150,000,000, such amount shall be increased from $50,000,000 to $100,000,000."

           2.    Waivers.

           2.3 By its signature below each of the undersigned Lenders hereby specifically waives any objection that it may have and any Unmatured Default caused by the violation of Section 6.13 of the Credit Agreement as a result of the Borrower permitting the sale and disposition for cash consideration of all or substantially all of the assets of (i) its Hy-Lift Division to W.A. Thomas Corporation and (ii) its Sealed Power Division to Dana Corporation, each as heretofore publicly announced. This specific waiver applies only to the above-specified asset sales.

     3. Representations and Warranties. The Borrower represents and warrants that: (a) this Amendment No. 6 is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
(b) after giving effect to the execution of this Amendment No. 6, no Default or Unmatured Default has occurred and is continuing.

     4. Effective Date. Each waiver and amendment contained in this Amendment No. 6 (except for the amendment contained in Section 1.1) shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, the Required Lenders and the Borrower. The amendment contained in Section 1.1 of this Amendment No. 6 shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, all Lenders, and the Borrower. The date upon which the above condition has been satisfied is the "Effective Date." Upon the occurrence of the Effective Date, each waiver and amendment which has received the requisite approval shall be deemed to have become effective as of the date first written above.

     5. Effect of Amendment. Upon execution of this Amendment No. 6 and the occurrence of the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words like import, and each reference to the Credit Agreement in any of the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement, the Exhibits and Schedules thereto and the Notes shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

     6. Counterparts. This Amendment No. 6 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

     7. Governing Law. This Amendment No. 6 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be executed by their duly authorized representatives as of the date first written above.


                                            SPX CORPORATION

                                            By:    Patrick J. O'Leary

                                            Title: Vice President, Finance and
                                                   Chief Financial and
                                                   Accounting Officer

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            individually as a Lender and
                                            as Agent

                                            By:    Patricia H. Besser

                                            Title: Vice President

                                            THE BANK OF NEW YORK, as Lender

                                            By:    John M. Lokay, Jr.

                                            Title: Vice President


                                            NBD BANK, N.A., as Lender

                                            By:    Patricia H. Besser

                                            Title: Vice President


                                            THE BANK OF NOVA SCOTIA,
                                            as Lender

                                            By:    F.C.H. Ashby

                                            Title: Sr. Manager Loan Operations


                                            MICHIGAN NATIONAL BANK,
                                            as Lender

                                            By:    Joseph M. Redoutey

                                            Title: Relationship Manager


                                            SUMITOMO BANK, as Lender

                                            By:    Hiroyuki Iwami

                                            Title: Joint General Manager


                                            THE YASUDA TRUST & BANKING
                                            CO., LTD., as Lender

                                            By:    K. Inow

                                            Title: Joint General Manager


                                            MITSUBISHI TRUST & BANKING
                                            CORPORATION, as Lender

                                            By:    Masaaki Managishi

                                            Title: Chief Manager


                                            COMERICA BANK, as Lender

                                            By:    James R. Grosett

                                            Title: Vice President


                                            OLD KENT BANK, as Lender

                                            By:    Richard K. Russo

                                            Title: Vice President


                                            THE BANK OF TOKYO TRUST
                                            COMPANY, as Lender

                                            By:    E. A. Tocchini

                                            Title: Assistant Vice President